As filed with the Securities and Exchange Commission on January 5, 2005

Registration No. 333-121501

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERTICALNET, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	7372	23-2815834
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

400 Chester Field Parkway

Malvern, Pennsylvania 19355

(610) 240-0600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher G. Kuhn

Vice President, General Counsel, and Secretary

400 Chester Field Parkway

Malvern, Pennsylvania 19355

(610) 240-0600

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The purpose of this Amendment No. 1 is to file certain exhibits to the Registration Statement, as set forth below in Item 16 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS.

(a) The exhibits filed as part of this registration statement are as follows:

EXHIBITS

Exhibit Number	Description

4.1	Securities Purchase Agreement, dated as of November 24, 2004, among Verticalnet, Inc. and certain selling shareholders.

4.2	Registration Rights Agreement, dated as of November 24, 2004, among Verticalnet, Inc. and certain selling shareholders.

4.3#	Form of Common Stock Purchase Warrant.

4.4	Registration Rights Agreement, dated as of July 16, 2004, among Verticalnet, Inc. and certain selling shareholders (incorporated by reference to Verticalnet, Inc.’s Form S-3, Registration No. 333-119103).

5.1#	Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Goldstein Golub Kessler LLP.

23.3	Consent of Ernst & Young LLP.

23.4#	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney.

#	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Malvern, Commonwealth of Pennsylvania, on January 5, 2005.

VERTICALNET, INC.

By:	/s/ NATHANAEL V. LENTZ
Nathanael V. Lentz
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Hagan	Chairman of the Board and Director	January 5, 2005

/s/ Nathanael V. Lentz Nathanael V. Lentz	President, Chief Executive Officer and Director (principal executive officer)	January 5, 2005

/s/ Gene S. Godick Gene S. Godick	Executive Vice President and Chief Financial Officer (principal financial officer and accounting officer)	January 5, 2005

* Jeffrey C. Ballowe	Director	January 5, 2005

* Robert F. Bernstock	Director	January 5, 2005

* Walter W. Buckley, III	Director	January 5, 2005

Signature	Title	Date

* Vincent J. Milano	Director	January 5, 2005

* John N. Nickolas	Director	January 5, 2005

* Gregory G. Schott	Director	January 5, 2005

* Mark L. Walsh	Director	January 5, 2005

* Darryl E. Wash	Director	January 5, 2005

*By:	/s/ Christopher G. Kuhn
Christopher G. Kuhn
Attorney-in-Fact